As filed with the Securities and Exchange Commission on August 17, 2001
                         Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                         CLICKACTION INC.
     (Exact Name of Registrant as Specified in Its Charter)

Delaware	                                   77-0195362
(State or Other Jurisdiction of	     (I.R.S. Employer
 Incorporation or Organization)	      Identification Number)

	                  2197 E. Bayshore Road
	               Palo Alto, California	94303
        (Address of Principal Executive Offices)	(Zip Code)

                    2001 EQUITY INCENTIVE PLAN

                       (Full Title of the Plans)

                          GREGORY W. SLAYTON
                       Chief Executive Officer
                          ClickAction Inc.
                       2197 E. Bayshore Road
                    Palo Alto, California 94303
             (Name and Address of Agent for Service)

                            (650) 473-3600
      (Telephone Number, Including Area Code, of Agent for Service)

                                Copy to:

                             Iain Mickle, Esq.
                     Orrick, Herrington & Sutcliffe LLP
                        400 Capitol Mall, Suite 3000
                        Sacramento, California 95814
                              (916) 447-9200

                        CALCULATION OF REGISTRATION FEE
==========================================================================
Title of Securities  Amount To Be  Proposed   Proposed      Amount of
 to be Registered     Registered   Maximum    Maximum      Registration
                                   Offering   Offering          Fee
                                   Price Per  Price Per
                                   Share(1)   Share(1)
--------------------------------------------------------------------------
Common Stock, par
value $0.001 per
share to be issued
upon exercise of
options granted
under the
ClickAction Inc.
2001 Equity
Incentive Plan	   1,700,000     $1.275    $2,167,500.00   $542.00
--------------------------------------------------------------------------
Total                1,700,000               $2,167,500.00   $542.00
==========================================================================

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $1.275 per share covering the authorized but unissued shares under the ClickAction Inc. 2001 Equity Incentive Plan being registered hereunder. The estimated exercise price per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on August 10, 2001.


                                 PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information *

Item 2.     Registrant Information and Employee Plan Annual Information *

            * Information required by Part I to be contained in the Section 10(a) of the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed by ClickAction Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

            (a) The Registrant's annual report on Form 10-K/A filed April 3, 2001 (File No. 000-26008).

            (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

            (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A, as filed on May 4, 1995 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

	In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

      Not applicable.

Item 5.     Interests of Named Experts and Counsel

      Not applicable.

Item 6.     Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article XII of the Registrant's Amended and Restated Certificate of

Incorporation and Article VI of the Registrant's Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7.     Exemption From Registration Claimed

       Not applicable.

Item 8.     Exhibits

      Exhibit
      Number                           Description
     ---------		          	  -------------
       5.1              Opinion of Orrick, Herrington & Sutcliffe LLP.

      23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration
                         Statement).

      23.2              Consent of KPMG LLP

      24                Powers of Attorney (included on page 4).

      99.1              2001 Equity Incentive Plan.*

* Incorporated by reference to Registrant's Schedule 14A Proxy Statement filed on April 17, 2001 (File no. 000-26008).

Item 9.     Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2)	That, for the purpose of determining any liability under
      the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Insofar as indemnification for liabilities arising under the

      Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 15th of August, 2001.

CLICKACTION INC.
(Registrant)

By:  /s/ Gregory W. Slayton
-------------------------------
Gregory W. Slayton
Chief Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Gregory W. Slayton and Albert Liong, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                            Title                         Date
-----------------------  -----------------------------------    ---------------
/s/ David P. Mans
----------------------
   David P. Mans         Chairman of the Board of  Directors    August 15, 2001

/s/ Gregory W. Slayton
----------------------
   Gregory W. Slayton    President, Chief Executive Officer     August 15, 2001
                                   and Director
                           (Principal Executive Officer)
/s/ Albert Liong
----------------------
   Albert Liong             Vice President, Finance and         August 15, 2001
                                    Controller
                             (Principal Financial and
                                Accounting Officer)
/s/ Howard Love
---------------------
   Howard Love                       Director                   August 15, 2001

/s/ Randy Haykin
----------------------
   Randy Haykin                      Director                   August 15, 2001

/s/ Edwin R. Niehaus, III
----------------------
Edwin R. Niehaus, III                Director                   August 15, 2001

/s/ Gary Daichendt
----------------------
   Gary Daichendt                    Director                   August 15, 2001

/s/ Emerick M. Woods
----------------------
  Emerick M. Woods                   Director                   August 15, 2001

                                     EXHIBIT INDEX

      Exhibit
      Number                                Description
    ----------             ----------------------------------------------
       5.1                 Opinion of Orrick, Herrington & Sutcliffe LLP.

      23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration
                            Statement).

      23.2                 Consent of KPMG LLP

      24                   Powers of Attorney (included on page 4).

      99.1                 2001 Equity Incentive Plan.*


* Incorporated by reference to Registrant's Schedule 14A Proxy Statement filed on April 17, 2001 (File no. 000-26008).

                                                                EXHIBIT 5.1

                                        August 16, 2001

ClickAction Inc.
2197 E. Bayshore Road
Palo Alto, California 94303

        Re: Registration Statement on Form S-8 - ClickAction Inc. 2001 Equity Incentive Plan


Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to 1,700,000 shares of common stock, $0.001 par value ("Common Stock") of ClickAction Inc., a Delaware corporation (the "Company"), pursuant to the ClickAction Inc. 2001 Equity Incentive Plan (the "2001 Plan").

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock issuable by the Company pursuant to the 2001 Plan, when issued in accordance with the provisions of the 2001 Plan and the stock option agreements entered into thereunder and in the manner referred to in the Prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Delaware.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                                               EXHIBIT 23.2

                                    Consent of KPMG LLP


The Board of Directors
ClickAction Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of ClickAction Inc. of our report dated February 15, 2001, relating to the consolidated balance sheets of ClickAction Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K/A of ClickAction Inc.



                                         /s/ KPMG LLP
Mountain View, California
August 16, 2001